Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Movie Gallery, Inc. 1994 Stock Plan, of our report dated February 16, 2001 (except for Note 8, as to which the date is March 30, 2001) with respect to the consolidated financial statements of Movie Gallery, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Birmingham, Alabama
March 30, 2001